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                                                                     Exhibit 5.1


                                       August 5, 1997



WinStar Communications, Inc.
230 Park Avenue
New York, New York

Gentlemen:

            Reference is made to the proposed issuance by:

            WinStar Communications, Inc. ("Company") of shares of common stock of the Company ("Common Stock"), par value $.01 per share underlying 6% Series A Cumulative Convertible Preferred Stock ("Conversion Shares"), common stock underlying warrants of the Company ("Warrant Shares") and common stock underlying certain options to be resold ("Option Shares"), pursuant to the registration statement on Form S-3 ("Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

            We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company and its subsidiaries.

            Based upon the foregoing, we are of the opinion that:

            1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

            2. The Conversion Shares, Warrant Shares and Option Shares have been duly and validly authorized by all necessary corporate action and will, when issued be validly issued, nonassessible and fully paid.

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WinStar Communications, Inc.
August 5, 1997
Page 2


            We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as counsel to the Company, and to all references made to us in the Registration Statement and the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.



                                          Very truly yours,



                                          GRAUBARD MOLLEN & MILLER